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                                                                    Exhibit (10)

                CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports on UBS LIR Money Market Fund, UBS LIR Government Securities Fund and UBS LIR Treasury Securities Fund dated June 19, 2002 in this Registration Statement (Form N-1A No. 033-39029) of Liquid Institutional Reserves.




                                   ERNST & YOUNG LLP


New York, New York
August 26, 2002